Exhibit 10.3

CERUS CORPORATION

INDUCEMENT PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Cerus Corporation (the “Company”), pursuant to its Inducement Plan (the “Plan”), hereby awards to Participant the number of Restricted Stock Units set forth below (“Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Agreement and the Plan, both of which are attached hereto and incorporated herein in their entirety.

Participant:
Date of Grant:
Number of Restricted Stock Units:

Vesting Schedule:	Subject to the limitations contained herein, 33% of the units subject to the Award vest on ; 33% of the units subject to the Award vest on ; and 34% of the units subject to the Award vest on ; provided that your Continuous Service has not been terminated or interrupted during the period preceding each vesting date.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of Restricted Stock Units of the Company and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

OTHER
AGREEMENTS:

CERUS CORPORATION		PARTICIPANT:

By:
	Signature		Signature
Title:		Date:

Date:

ATTACHMENTS: Restricted Stock Unit Agreement and Inducement Plan

1.

ATTACHMENT I

CERUS CORPORATION

INDUCEMENT PLAN

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement (“Agreement”) (collectively, the “Award”), Cerus Corporation (the “Company”) has awarded you, pursuant to its Inducement Plan (the “Plan”), the number of Restricted Stock Units as indicated in the Grant Notice. Defined terms not explicitly defined in this Restricted Stock Unit Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows.

1. VESTING. Subject to the limitations contained herein, your Award shall vest as provided in the Grant Notice, provided that vesting shall cease upon the termination of your Continuous Service. Any Restricted Stock Units that have not vested shall be forfeited upon the termination of your Continuous Service.

2. DIVIDENDS. You shall not receive any payment or other adjustment in the number of your Restricted Stock Units for dividends or other distributions that may be made in respect of the shares of Common Stock to which your Restricted Stock Units relate.

3. ISSUANCE AND DELIVERY OF STOCK CERTIFICATES. Subject to the satisfaction of the withholding obligations set forth in Section 11 of this Agreement, and except as set forth in Section 5 of this Agreement, (i) the Company will issue to you those shares of the Company’s Common Stock that vested under your Restricted Stock Units on the last scheduled vesting date indicated in your Grant Notice, regardless of whether your Continuous Service has terminated prior to such last scheduled vesting date, and (ii) the stock certificates (the “Certificates”), issued in your name, representing any such vested shares of Common Stock will be delivered to you as soon as practicable after such last scheduled vesting date.

4. NUMBER OF SHARES. The number of Restricted Stock Units subject to your Award may be adjusted from time to time for capitalization adjustments, as provided in Section 9(a) of the Plan.

5. EFFECT OF CERTAIN CORPORATE TRANSACTIONS. Notwithstanding the issuance schedule set forth in Section 3 above, if the Company consummates a transaction or series of transactions that results in (i) any sale or other disposition of all or substantially all of the assets of the Company that occurs over a period of not more than twelve (12) months or (ii) any person, or more than one person acting as a group, acquiring ownership of stock of the Company, that together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company (an “Ownership Change”) then, (1) if your Continuous Service has not terminated as of the effective Date of the Ownership Change, this Award will become fully vested and all shares of Common Stock subject to this Award shall be issued on the effective date of the Ownership Change and (2) if your Continuous

2.

Service has terminated prior to such date, no additional vesting acceleration will apply to this Award but all vested shares of Common Stock subject to this Award will be issued on the effective date of the Ownership Change. This definition of Ownership Change is intended to conform to the definitions of “change in ownership of a corporation” and “change in ownership of a substantial portion of a corporations assets” provided in Treasury Regulation Sections 1.409A-3(i)(5)(v) and (vii).

6. SECURITIES LAW COMPLIANCE. You may not be issued any shares of Common Stock under your Award unless the shares are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

7. RESTRICTIVE LEGENDS. The shares of Common Stock issued under your Award shall be endorsed with appropriate legends, if any, determined by the Company.

8. TRANSFERABILITY. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of shares of Common Stock pursuant to Section 3 of this Agreement.

9. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue such service. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that you might have as an Employee, Director or Consultant for the Company or an Affiliate.

10. UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of vested Restricted Stock Units subject to your Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Common Stock pursuant to Section 3 of this Agreement.

11.	WITHHOLDING OBLIGATIONS.

(a) At the time you receive a distribution of shares of Common Stock pursuant to your Award, or at any other time as reasonably requested by the Company, you hereby authorize any required withholding from payroll and any other amounts payable to you and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.

(b) You may elect to satisfy the tax withholding obligations of the Company and/or any Affiliate by tendering a cash payment prior to the date determined by the Company and/or any Affiliate. In the event that you do not elect to make such a cash payment, the

3.

Company may, in it sole discretion, satisfy the tax withholding obligations of the Company and/or any Affiliate by (i) withholding from fully vested shares of Common Stock otherwise issuable to you pursuant to your Award a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of distribution, not in excess of the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting or classification of the Award as a liability), in compliance with any applicable legal conditions or restrictions, and (ii) requiring you to satisfy any remaining amount of the tax withholding obligations of the Company and/or any Affiliate by tendering a cash payment or pursuant to Section 11(a) above.

(c) Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares.

12. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

13. HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

14. AMENDMENT. Nothing in this Agreement shall restrict the Company’s ability to exercise its discretionary authority pursuant to Section 2 of the Plan; provided, however, that no such action may, without your consent, adversely affect your rights under your Award and this Agreement.

15.	MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

16. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

4.

17. CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of California without regard to such state’s conflicts of laws rules.

5.

ATTACHMENT II

INDUCEMENT PLAN

6.